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                     Amendment No.1 to Advisory Agreement
                     ------------------------------------

     Amendment No. 1 dated December 1, 1996 to the Advisory Agreement (the "Agreement") dated August 30, 1996 by and between Loomis Sayles Funds, a Massachusetts business trust, on behalf of its Short-Term Bond Fund series (the "Series") and Loomis, Sayles & Company, L.P., a Delaware limited partnership (the "Adviser"). The Agreement is hereby amended as follows:

     Effective January 1, 1997 the annual rate of compensation to be paid to the Advisor pursuant to Section 7 of the Agreement shall be reduced to 0.25%.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year first above written.


                                  LOOMIS SAYLES FUNDS,
                                       on behalf of its Short-Term Bond Fund
                                       series


                                  By:
                                     ----------------------------------
                                     Daniel J. Fuss
                                     President

                                  LOOMIS, SAYLES & COMPANY, L.P.


                                  By: LOOMIS, SAYLES & COMPANY,
                                      INC., its general partner


                                  By:
                                     ----------------------------------
                                     Name:
                                     Title:

     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's Short-Term Bond Fund series on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.